EXHIBIT 24.9

NEW YORK POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that John C. Georgiopoulos, individually, as Treasurer and a Director of General Maritime Subsidiary Corporation, as a Manager of GMR Agamemnon LLC, GMR Ajax LLC, GMR Alexandra LLC, GMR Argus LLC, GMR Chartering LLC, GMR Constantine LLC, GMR Daphne LLC, GMR Defiance LLC, GMR Elektra LLC, GMR George T LLC, GMR Gulf LLC, GMR Harriet G. LLC, GMR Hope LLC, GMR Horn LLC, GMR Kara G LLC, GMR Minotaur LLC, GMR Orion LLC, GMR Phoenix LLC, GMR Princess LLC, GMR Progress LLC, GMR Revenge LLC, GMR St. Nikolas LLC, GMR Spyridon LLC and GMR Strength LLC, as Vice President and a Director of Arlington Tankers Ltd. and as President and a Director of Companion Ltd., Compatriot Ltd. Concept Ltd., Concord Ltd., Consul Ltd., Contest Ltd., Vision Ltd. and Victory Ltd. hereby constitutes and appoints John P. Tavlarios and Jeffrey D. Pribor, each of whom may act separately, as his true and lawful attorney in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the registration statement on Form S-4 (the “Registration Statement”) and any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to the Registration Statement to be filed by General Maritime Corporation (the “Registrant”) and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney in fact and agent, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed.  This power of attorney shall not be revoked by any subsequent power of attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.  When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important information for the agent” at the end of this document describes your agent’s responsibilities.  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.  You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.  You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.  Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.  The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.   If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

This Power of Attorney may be executed in one or more counterparts, all of which shall be considered one and the same power of attorney and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  This Power of Attorney, to the extent signed and delivered by means of a facsimile machine or electronic mail in .pdf file or other scanned format, will be treated in all manner and respects as an original power of attorney and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

/s/ John C. Georgiopoulos
John C. Georgiopoulos
April 22, 2010

STATE OF NEW YORK	)
)          ss.:
COUNTY OF NEW YORK	)

On the 22 day of April, 2010, before me, the undersigned, a Notary Public in and for said State personally appeared John C. Georgiopoulos, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jorge Yengle
Notary Public

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

I have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

/s/ John P. Tavlarios
John P. Tavlarios
April 22, 2010

STATE OF NEW YORK	)
)       ss:
COUNTY OF NEW YORK	)

On the 22 day of April, 2010, before me, the undersigned, a Notary Public is, and for said State, personally appeared John P. Tavlarios, personally known to me or proved to me on the basis of satisfactory evidence to he the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jorge Yengle
Notary Public

/s/ Jeffrey D. Pribor
Jeffrey D. Pribor
April 22, 2010

STATE OF NEW YORK	)
)       ss:
COUNTY OF NEW YORK	)

On the 22 day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Jeffrey D. Pribor, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jorge Yengle
Notary Public